EXHIBIT 99.1

AVX Corporation Announces Preliminary Second Quarter Results

FOUNTAIN INN, S.C. – October 26, 2016 -- AVX Corporation (NYSE: AVX) today reported preliminary unaudited results for the second quarter ended September 30, 2016.

Chief Executive Officer and President, John Sarvis, stated, “We completed the second quarter of our fiscal year with net sales of $327.5 million reflecting an increase over both the previous quarter and the same quarter in the prior year. Our gross profit of $61.8 million, or 18.9%, was negatively impacted by $9.9 million, or 3.1%, related to intellectual property litigation (discussed below). Our results continue to reflect solid operating results reflective of our focus on value added products for our customers and our focus on cost control. We continue to be optimistic about future activity as we saw a build in our order backlog during the quarter and increased distribution customer activity. We have made significant investments in manufacturing plant expansion and product line rationalizations to support the anticipated growth resulting from the continuing evolution of new electronic devices and increased electronic component content in the products and devices that impact our lives.”

For the three and six month periods ended September 30, 2016, net sales were $327.5 million and $642.3 million, respectively, compared to net sales of $304.4 million and $604.9 million, respectively, for the same periods last year reflecting  improving markets for our components and interconnect products.

Profit from operations for the three and six month periods ended September 30, 2016 include charges of $12.8 million and $15.3 million, respectively, related to previously disclosed intellectual property damages awards resulting from litigation with respect to a patent infringement case filed in the United States District Court for the District of Delaware by Presidio Components, Inc. This case alleged that certain American Technical Ceramics Corp. (ATC, a subsidiary of AVX) products infringe on a Presidio patent. On April 18, 2016, the jury returned a verdict in favor of the plaintiff and found damages to be paid to Presidio in the amount of $2.2 million, which was accrued as of March 31, 2016. In addition, at that time the court indicated that it was considering awarding additional damages on product sales; however, no amounts were disclosed by the court of any potential award.  We made an estimate of the probable amount of the award and accrued $2.5 million in the quarter ended June 30, 2016 on sales of the affected product.  Subsequently, on August 17, 2016, the court issued a permanent injunction prohibiting ATC from manufacturing or selling the related product after November 16, 2016 and awarded Presidio damages related to ATC’s sale of such products from February 21, 2016 through November 16, 2016. Furthermore, on October 21, 2016, the Federal Circuit court granted AVX’s request for a stay of the permanent injunction whereby AVX may continue to sell the disputed product until March 17, 2017 to anyone who was a customer prior to June 17, 2016. Any sales subsequent to November 16, 2016 pursuant to the stay of the permanent injunction are subject to the intellectual property damages award discussed above. The $12.8 million and $15.3 million intellectual property damages award charges for the three and six month periods ended September 30, 2016, respectively, include $6.2 of damages (over and above our original $2.5 million estimate) related to sales that occurred prior to the beginning of the current quarter and $6.6 million of damages which related to sales that occurred in the current quarter ended September 30, 2016.  Net sales for the three and six month periods ended September 30, 2016 include $2.9 million from increased sales prices related to the affected products which have the effect of partially offsetting the effect of the intellectual property damages awards.

The net effect of the damages awards and the higher selling prices was a negative impact on net income of $6.4 million, or $0.04 per diluted share and $8.1 million, or $0.05 per diluted share, for the three and six month periods ended September 30, 2016, respectively.

Additionally, profit from operations was impacted by the accrual of estimated environmental remediation costs and the settlement of certain litigation involving legacy environmental issues during the six month period ended September 30, 2016 and the three and six month periods ended September 30, 2015 as discussed below.  Profit from operations for the three month period and six month periods ended September 30, 2015 reflect a charge of $6.2 million related to the settlement of certain litigation involving legacy environmental issues. Profit from operations for the six month period ended September 30, 2016 reflects a charge of $3.6 million related to estimated environmental remediation costs resulting from legacy environmental issues at an inactive property.

Net income for the quarter ended September 30, 2016 was $24.8 million, or $0.15 per diluted share, compared to net income of $27.9 million, or $0.17 per diluted share, for the three months ended September 30, 2015.

Net income for the six month period ended September 30, 2016 was $54.7 million, or $0.33 per diluted share, compared to net income of $63.5 million, or $0.38 per diluted share, for the six month period ended September 30, 2015.

Chief Financial Officer, Kurt Cummings, stated, “As a part of our long-term strategy, we continued to foster our financial strength in order to allow flexibility for investments in potential acquisitions, materials, equipment and people to support the long-term growth of the Company. We have cash, cash equivalents and short-term investments in securities of approximately $1.1 billion and no debt. We continued to use our resources to provide value to our stockholders during the quarter by paying $17.6 million in dividends to stockholders and using $3.2 million to repurchase shares of AVX stock on the open market.”

AVX, headquartered in Fountain Inn, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avx.com.

AVX CORPORATION

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2016	2015	2016
Net sales	$304,361	$327,461	$604,877	$642,284
Cost of sales	232,585	252,869	455,926	495,358
Intellectual property damages award	-	12,793	-	15,264
Gross profit	71,776	61,799	148,951	131,662
Selling, general & admin. expense	27,874	29,047	56,380	60,524
Environmental charges	6,150	-	6,150	3,600
Profit from operations	37,752	32,752	86,421	67,538
Other income, net	1,497	2,729	3,010	7,794
Income before income taxes	39,249	35,481	89,431	75,332
Provision for taxes	11,382	10,661	25,935	20,623
Net income	$27,867	$24,820	$63,496	$54,709
			-
Basic income per share	$0.17	$0.15	$0.38	$0.33
Diluted income per share	$0.17	$0.15	$0.38	$0.33

Weighted average common shares outstanding:			-
Basic	167,906	167,324	167,998	167,389
Diluted	168,070	167,597	168,210	167,602

AVX CORPORATION

Consolidated Condensed Balance Sheets

(unaudited)

(in thousands)

	March 31,	September 30,
	2016	2016
Assets
Cash and cash equivalents	$454,208	$511,488
Short-term investments in securities	494,594	570,415
Accounts receivable, net	168,672	174,106
Inventories	484,268	472,273
Other current assets	85,149	72,398
Total current assets	1,686,891	1,800,680
Long-term investments in securities	85,577	-
Property, plant and equipment, net	217,998	225,787
Goodwill and other intangibles	270,605	269,325
Other assets	148,748	169,014

TOTAL ASSETS	$2,409,819	$2,464,806

Liabilities and Stockholders' Equity
Accounts payable	$78,168	$74,043
Income taxes payable and accrued expenses	102,134	118,334
Total current liabilities	180,302	192,377
Other liabilities	52,411	76,490

TOTAL LIABILITIES	232,713	268,867

TOTAL STOCKHOLDERS' EQUITY	2,177,106	2,195,939

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,409,819	$2,464,806

This Press Release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Press Release are forward-looking. The forward-looking information may include, among other information, statements concerning our outlook for fiscal year 2017, overall volume and pricing trends, potential for future growth, cost reduction and acquisition strategies and their anticipated results, expectations for research and development, and capital expenditures. There may also be other statements of expectations, beliefs, outlook, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management's expectations and are inherently uncertain. The forward-looking information and statements in this Press Release are subject to risks and uncertainties, including those discussed in our Annual Report on Form 10-K for fiscal year ended March 31, 2016, that could cause actual results to differ materially from those expressed in or implied by the information or statements herein. Forward-looking statements should be read in context with, and with the understanding of, the various other disclosures concerning the Company and its business made elsewhere in this Press Release as well as other public reports filed by the Company with the SEC. You should not place undue reliance on any forward-looking statements as a prediction of actual results or developments.

Any forward-looking statements by the Company are intended to speak as of the date thereof. We do not intend to update or revise any forward-looking statement contained in this Press Release to reflect new events or circumstances unless and to the extent required by applicable law. All forward-looking statements contained in this Press Release constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934 and, to the extent it may be applicable by way of incorporation of statements contained in this Press Release by reference or otherwise, Section 27A of the United States Securities Act of 1933, each of which establishes a safe-harbor from private actions for forward-looking statements as defined in those statutes.

Contact:

AVX Corporation, Fountain Inn

Kurt Cummings

864-967-9303

investor.relations@avx.com